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                                                                     EXHIBIT 3.4

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        DORCHESTER MINERALS MANAGEMENT LP
                        (a Delaware limited partnership)

          This Certificate of Limited Partnership (this "Certificate"), effective as of the date and time provided below, has been executed in connection with the formation of a limited partnership (the "Partnership") pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act"). The General Partner of the Partnership certifies that:

          1. Name: The name of the Partnership is Dorchester Minerals Management
             ----
LP.

          2. General Partner: The General Partner of the Partnership is
             ---------------
Dorchester Minerals Management GP LLC, a Delaware limited liability company. The mailing and business address of the General Partner is 3738 Oak Lawn Ave., Dallas, Texas 75219.

          3. Registered Office and Registered Agent: The Partnership's
             --------------------------------------
registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the name of the Company's registered agent at that address is The Corporation Trust Company.

          4. Effective Date and Time. The effective date and time of the
             -----------------------
formation of the Partnership shall be 11:56 p.m. Eastern Standard Time on December 12, 2001.

          IN WITNESS WHEREOF, the undersigned General Partner has caused this Certificate to be executed effective as of 11:56 p.m. Eastern Standard Time on December 12, 2001


                                          Dorchester Minerals Management GP LLC


                                          By: /s/ James E. Raley
                                             -------------------------------
                                          Name:  James E. Raley
                                          Title: Chief Operating Officer